UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2014

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 1, 2014, (the "Closing Date"), ANI Pharmaceuticals, Inc., a Delaware corporation, (the "Company") acquired the rights to manufacture, promote, distribute and sell the drug product Vancocin® in the United States and certain Abbreviated New Drug Applications relating to the injectable and oral forms of vancomycin hydrochloride, which are currently non-marketed products, from Shire ViroPharma Incorporated ("ViroPharma") pursuant to that certain Asset Purchase Agreement (the "ViroPharma Agreement"), dated as of the Closing Date by the Company and ViroPharma.

In consideration for the acquisition of the U.S. rights to Vancocin and the ANDAs relating to the injectable and oral forms of vancomycin hydrochloride, the Company paid ViroPharma $11,000,000 on the Closing Date.

The ViroPharma Agreement contains customary representations, warranties and covenants from the Company and ViroPharma, as well as provisions relating to indemnity, confidentiality and other matters.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release of ANI Pharmaceuticals, Inc., dated August 1, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold
Vice President, Finance and Chief Financial Officer
Dated: August 1, 2014

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